EXHIBIT 10.21
                           HIGHWOODS PROPERTIES, INC.
                           1999 SHAREHOLDER VALUE PLAN

SECTION 1.  GENERAL PURPOSE OF THE PLAN: DEFINITIONS

         The name of the plan is the Highwoods Properties, Inc. 1999 Shareholder Value Plan (the "Plan"). The purpose of the Plan is to further align the interests of the officers of Highwoods Properties, Inc. (the "Company") and its Subsidiaries upon whose judgement, initiative and efforts the Company largely depends for the successful conduct of its business with those of the Company and its shareholders. The Plan provides that those officers selected by the Committee shall be allowed to participate in a long term incentive plan which rewards them only upon the Company's achieving shareholder returns at or above that of the Company's peers, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company.

         The following terms shall be defined as set forth below:

         "ACT" means the Securities Exchange Act of 1934, as amended.

         "AGREEMENT" shall mean the written agreement, substantially in the form of Exhibit B attached hereto, evidencing an Award hereunder between the Company and the recipient of such Award.

         "AWARD" or "AWARDS" means a grant of an SVP Award.

         "BOARD" means the Board of Directors of the Company.

         "CAUSE" means and shall be limited to a vote of the Board resolving that the participant should be dismissed as a result of (i) any material breach by the participant of any agreement to which the participant and the Company are parties, (ii) any act (other than retirement) or omission to act by the participant which may have a material and adverse effect on the business of the Company or any Subsidiary or on the participant's ability to perform services for the Company or any Subsidiary, including, without limitation, the commission of any crime (other than ordinary traffic violations), or (iii) any material misconduct or neglect of duties by the participant in connection with the business or affairs of the Company or any Subsidiary.

         "CHANGE OF CONTROL" is defined in Section 10.

         "CODE" means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

         "COMMITTEE" means the Board or any Committee of the Board referred to in Section 2.

         "DISABILITY" means disability as set forth in Section 22(e)(3) of the Code.

         "EFFECTIVE DATE" means January 1, 1999.

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         "FAIR MARKET VALUE" means the last reported sale price at which a share of common stock in a given company is traded on any given date or, if no such shares are traded on such date, on the next most recent date on which such shares were traded, as reflected on the New York Stock Exchange or, if applicable, any other national stock exchange on which such shares are traded.

         "NON-EMPLOYEE DIRECTOR" means a director who is qualified as such under Rule 16b-3(b)(3) promulgated under the Act or any successor definition under the Act.

         "PEER GROUP" shall mean that list of companies as determined from time to time by the Committee and as listed on Exhibit C attached hereto. The component members of the Peer Group may be changed from time to time in the reasonable discretion of the Committee.

         "PERFORMANCE MEASURES" shall mean the criteria and objectives, established by the Committee, which shall be satisfied or met during the applicable Plan Period as a condition to the holder's receipt of an SVP Award. Such criteria and objectives shall include the attainment by a Share of a specified Shareholder Return (including dividends). The Committee may, in its reasonable discretion, amend or adjust the Performance Measures or other terms and conditions of an outstanding award in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in law or accounting principles. If the Committee consists solely of "outside directors" (within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder) and the Committee desires that compensation payable pursuant to any award subject to Performance Measures shall be "qualified performance-based compensation" within the meaning of Section 162(m) of the Code, the Performance Measures (i) shall be established by the Committee no later than the end of the first quarter of the Plan Period, as applicable (or such other time permitted pursuant to Treasury Regulations promulgated under
Section 162(m) of the Code or otherwise permitted by the Internal Revenue Service) and (ii) shall satisfy all other applicable requirements imposed under Treasury Regulations promulgated under Section 162(m) of the Code, including the requirement that such Performance Measures be stated in terms of an objective formula or standard.

         "PLAN PERIOD" shall mean any period designated by the Committee for which the Performance Measures shall be calculated, but generally, shall refer to the three (3) year period beginning on each January 1.

         "SHARE" or "SHARES" means one or more, respectively, of the Company's shares of common stock, par value $.01 per share, subject to adjustments pursuant to Section 3.


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         "SHAREHOLDER RETURN" shall mean as to the common stock of any applicable company the percentage determined by dividing (x) the fair Market Value of a share of such stock at the end of the Plan Period plus all dividends or distributions paid with respect to such share during the Plan Period and assuming reinvestment in such shares of all such dividends or distributions, adjusted to give effect to Section 3 of the Plan, by (y) the Fair Market Value of a share of stock of the applicable company on its last trading day immediately preceding the first day of the Plan Period.

         "SHAREHOLDER VALUE PLAN AWARD" OR "SVP AWARD" shall mean a right stated as a grant of SVP Units to receive cash or other consideration as provided hereby, contingent upon the attainment of specified Shareholder Returns of the Company as compared to Shareholder Returns of the Peer Group within the Plan Period.

         "SUBSIDIARY" means Highwoods Realty Limited Partnership and any corporation or other entity (other than the Company) in any unbroken chain of corporations or other entities, beginning with the Company, if each of the corporations or entities (other than the last corporation or entity in the unbroken chain) owns stock or other interests possessing 50% or more of the economic interest or the total combined voting power of all classes of stock or other interests in one of the other corporations or entities in the chain.

         "SVP UNIT(S)" means the units described in this Plan and in an Agreement and designated as being granted pursuant to an SVP Award.

SECTION 2. ADMINISTRATION OF PLAN: COMMITTEE AUTHORITY TO SELECT PARTICIPANTS AND DETERMINE AWARDS

         (a) COMMITTEE. The Plan shall be administered by the Executive Compensation Committee of the Board, or any other committee of not less than two Non-Employee Directors performing similar functions, as appointed by the Board from time to time. Only Non-Employee Directors may vote with respect to transactions involving an Award.

         (b) POWERS OF COMMITTEE. The Committee shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

                  (i) to select participants to whom Awards may be granted from time to time;

                  (ii) to determine the time or times of a grant of an Award;

                  (iii) to determine and modify the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and participants, and to approve the form of written instruments evidencing the Awards;

                  (iv) to accelerate the vesting of all or any portion of any Award;

                  (v) to extend the period in which an Award may be settled;

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                  (vi) to determine whether, to what extent, and under what
         circumstances amounts payable with respect to an Award shall be deferred, whether automatically or at the election of the participant, and whether and to what extent the Company shall pay or credit amounts constituting dividends or deemed dividends on such deferrals; and

                  (vii) to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Awards (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

         All decisions and interpretations of the Committee shall be binding on all persons, including the Company and Plan participants

SECTION 3.  MERGERS; SUBSTITUTIONS

         STOCK DIVIDENDS, MERGERS, ETC. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or similar dividend affecting either the Company or a company included in the Peer Group, the terms of the Plan shall be appropriately adjusted by the Committee. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive.

SECTION 4.  ELIGIBILITY

         Participants in the Plan will be such full or part-time officers of the Company and its Subsidiaries who are responsible for or contribute to the management, growth, or profitability of the Company and its Subsidiaries and whom are selected from time to time by the Committee, in its sole discretion.

SECTION 5.  SHAREHOLDER VALUE PLAN AWARDS

         (a) SHAREHOLDER VALUE PLAN AWARDS. The Committee may, in its discretion, grant SVP Awards to such eligible persons as may be selected by the Committee.

         (b) TERMS OF SVP AWARDS. SVP Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall in its discretion deem advisable:

                  (i) GRANT OF SVP AWARDS. An SVP Award may be granted by the Committee. The Plan Period and Performance Measure of an SVP Award also shall be as designated by the Committee.



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                  (ii) VESTING AND FORFEITURE. The Agreement relating to an SVP
         Award shall provide, in the manner determined by the Committee in its discretion and subject to the provisions of this Plan, for the vesting of such award if specified Performance Measure(s) are satisfied or met during the specified Plan Period, and for the forfeiture of such award if specified Performance Measure(s) are not satisfied or met during the specified Plan Period.

                  (iii) VALUATION OF SVP AWARDS.

                           (a) At the date of grant of an SVP Award, each SVP
                  Unit shall have a stated value of $1,000.

                           (b) The settlement value of an SVP Unit (the "Value")
                  shall be based upon the relative percentage of Shareholder Return for a Share compared to the Shareholder Return of the shares in the Peer Group. The Value shall be determined as follows:


                                    If the Company's Shareholder Return for the
                           Plan Period divided by the Shareholder Return of the Peer Group (such result being termed the "Index Ratio") as of the measurement date equals or exceeds 1.00, then the Value of an SVP Unit will be equal to $1,000 times the sum of .5 plus .025 for each percentage point that the Index Ratio (expressed in percentage points) exceeds 100. In no event, however, shall the Value of an SVP exceed $3,000. If the Index Ratio is less than 1.00, then an SVP Unit shall have a Value equal to $0.

                           An example of the computation of the Value of an SVP Unit is attached at Exhibit A.

                  (iv) SETTLEMENT OF VESTED SVP AWARDS. Except as provided at paragraph 5(c)(i) below for certain terminations of employment requiring a cash settlement, vested SVP Awards shall be settled, at the election of the participant, in (x) cash, (y) Shares at 90% of the 20-day trailing average as of the end of the applicable Plan Period, or
         (z) a reduction in the exercise price of any stock option granted to the participant and unexercised as of the Settlement Date. The Settlement Date shall be established by the Company so long as such Settlement Date occurs no later than ninety (90) days following the expiration of the applicable Plan Period. The participant's election allowed under this paragraph as to method of settlement shall be the last such election filed no later than one (1) year prior to the end of the Plan Period. Except to the extent otherwise provided in the Agreement relating to an SVP Award, in the event of a Change of Control the Plan Period shall expire and the Performance Measure shall be computed through such date and the applicable SVP Award shall forthwith be settled on the first business day immediately following such Change of Control.

         (c)   TERMINATION OF EMPLOYMENT OR SERVICE.

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                      (i)  DISABILITY, DEATH AND INVOLUNTARY TERMINATION WITHOUT
                           CAUSE. Except to the extent otherwise set forth in the Agreement relating to an SVP Award, if the employment of a participant is terminated by reason of Disability, death or involuntary termination by the Company without Cause, the Plan Period with respect to any SVP Award held by such participant shall terminate, the Performance Measure shall be computed through such date, the Value shall be determined and pro rated to reflect the portion of the Plan Period completed prior to the date of termination of employment and the applicable SVP
                           Award shall be settled in cash as soon as practicable following the termination but not later then the tenth day thereafter.


                      (ii) OTHER TERMINATION. Except to the extent otherwise set forth in the Agreement relating to an SVP Award, if the participant's employment with the Company terminates for any reason other than Disability, death, or involuntary termination by the Company without Cause, then the Plan Period for such SVP Award shall be deemed to end on the date of such termination, no Performance Measure shall be recognized or deemed attained, satisfied or met, and the holder's SVP Award shall be forfeited to and canceled by the Company.

SECTION 6.  TAX WITHHOLDING

          PAYMENT BY PARTICIPANT. Each participant shall, not later than the date as of which the Value of an Award or amounts received hereunder first becomes includable in the gross income of the participant for federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of any federal, state, or local taxes of any kind required by law to be withheld with respect to such income.

SECTION 7. TRANSFER, LEAVE OF ABSENCE, ETC.

       For purposes of the Plan, the following events shall not be deemed a termination of employment:

       (a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

       (b) an approved leave of absence for military service or sickness, or for any other purposes approved by the Company, if the employee's right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.

SECTION 8. AMENDMENTS AND TERMINATION

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         The Board may, at any time, amend or discontinue the Plan and the
Committee may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law without the consent of any participant. No amendment, however, may impair the rights of a holder of an outstanding Award without the consent of such holder.

SECTION 9. STATUS OF PLAN

         With respect to the portion of any Award which has not been exercised and any payments of consideration not received by a participant, a participant shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company's obligations to deliver Shares or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the provisions of the foregoing sentence.

SECTION 10. CHANGE OF CONTROL PROVISIONS

         Upon the occurrence of a Change of Control as defined in this Section
10:

         (a) The Plan Period for SVP Awards will expire, the Performance Measures will be computed through the date of such Change of Control, the Value shall be determined and pro rated to reflect the portion of the Plan Period completed prior to the date of the Change of Control and the applicable SVP Award shall be settled on the date of such Change in Control.

         (b) "CHANGE OF CONTROL" shall mean the occurrence of any one of the following events:

                  (i) any "PERSON," as such term is used in Section 13(d) and 14(d) of the Act (other than the Company, any of its Subsidiaries, any trustee, fiduciary or other person or entity holding securities under any employee benefit plan of the Company or any of its Subsidiaries), together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Act) of such person, shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 40% or more of either (A) the combined voting power of the Company's then outstanding securities having the right to vote in an election of the Company's Board of Directors ("Voting Securities") or (B) the then outstanding Shares (in either such case other than as a result of acquisition of securities directly from the Company); or

                  (ii) persons who, as of May 1, 1999, constitute the Company's Board of Directors (the "Incumbent Directors") cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Company subsequent to May 1, 1999 whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors shall, for purposes of this Plan, be considered an Incumbent Director; or

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                  (iii) the stockholders of the Company shall approve (A) any consolidation or merger of the Company or any Subsidiary where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, shares representing in the aggregate 50% of the voting shares of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), (B) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by an party as a single plan) of all or substantially all of the assets of the Company or (C) any plan or proposal for the liquidation or dissolution of the Company.

         Notwithstanding the foregoing, a "Change of Control" shall not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of an acquisition of securities by the Company which, by reducing the number of Shares or other voting securities outstanding, increases (x) the proportionate number of Shares beneficially owned by any person to 40% or more of the Shares then outstanding or (y) the proportionate voting power represented by the voting securities beneficially owned by any person to 40% or more of the combined voting power of all then outstanding voting securities; PROVIDED, HOWEVER, that if any person referred to in clause (x) or (y) of this sentence shall thereafter become the beneficial owner of any additional Shares or other voting securities (other than pursuant to a stock split, stock dividend, or similar transaction), then a "Change of Control" shall be deemed to have occurred for purposes of the foregoing clause (i).

SECTION 11. EFFECTIVE DATE OF PLAN

This Plan became effective on January 1, 1999.

SECTION 12. GOVERNING LAW

This Plan shall be governed by North Carolina law except to the extent such law is preempted by federal law.



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                             SHAREHOLDER VALUE PLAN
                   DETERMINATION OF SETTLEMENT VALUE - EXAMPLE
                                    EXHIBIT A

1)       FAIR MARKET VALUE AT 1/1/99:

         HIGHWOODS                          $   25.00
         PEER GROUP (TOTAL)                 $1,200.00

2)       DIVIDENDS PER SHARE DURING PLAN PERIOD:

         HIGHWOODS                           $   8.00
         PEER GROUP (TOTAL)                  $ 234.00

3)       FAIR MARKET VALUE AT END OF PLAN PERIOD:

         HIGHWOODS                          $   43.00
         PEER GROUP                         $1,920.00

4)       SHAREHOLDER RETURN:

         HIGHWOODS:
                  DIVIDENDS                   $  8.00
                  RETURN ON DIVIDENDS*            .75
                  FMV-ENDING                    43.00
                                            ---------
                                                51.75
                                                (divided by)   =  2.07
                  FMV- BEGINNING                25.00

         PEER GROUP:
                  DIVIDENDS                 $  243.00
                  RETURN ON DIVIDENDS*          18.05
                  FMV- ENDING                1,920.00
                                             --------
                                              2,181.05
                                                (divided by)   =  1.82
                  FMV- BEGINNING              1,200.00

5)       INDEX RATIO:

                  HIGHWOODS SHAREHOLDER RETURN               2.07
                                                             (divided by) = 1.14
                  PEER GROUP SHAREHOLDER RETURN               1.82


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6)       VALUE OF AN SVP UNIT:
                      SINCE THE INDEX RATIO EXCEEDS 1.00, THE VALUE OF AN SVP UNIT IS EQUAL TO $1,000, THE STATED VALUE OF A UNIT, TIMES THE SUM OF .5 + (.025 TIMES THE INDEX RATIO IN PERCENTAGE POINTS LESS 100), OR

                       STATED VALUE OF AN SVP UNIT             $1,000
                       .5 + (.025) (114-100) =                         .850
                                                                   --------
                       VALUE                                   $  850
                                                              =======



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                                                                       EXHIBIT C


                                   PEER GROUP

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